Exhibit 21.1

SUBSIDIAIRES OF WEBUY GLOBAL LTD.

Subsidiaries	Place of Incorporation	Incorporation Time	Percentage Ownership
Cambodia Airways Co., Ltd	Cambodia	September 11, 2017	100%